    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1999

                                                  REGISTRATION NO. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                      HEALTH CARE PROPERTY INVESTORS, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          MARYLAND                                              33-0091377
-------------------------------                           ----------------------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                           -------------------------

                        4675 MACARTHUR COURT, 9TH FLOOR
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 221-0600
--------------------------------------------------------------------------------
          (Address of Principal Executive Offices including Zip Code)

                           -------------------------

           AMERICAN HEALTH PROPERTIES, INC. 1994 STOCK INCENTIVE PLAN
         AMERICAN HEALTH PROPERTIES, INC. NONQUALIFED STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS
           AMERICAN HEALTH PROPERTIES, INC. 1990 STOCK INCENTIVE PLAN
             AMERICAN HEALTH PROPERTIES, INC. 1988 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                           -------------------------

         EDWARD J. HENNING                                    COPY TO:
SENIOR VICE PRESIDENT, GENERAL COUNSEL                 PAMELA B. KELLY, ESQ.
           AND CORPORATE SECRETARY                       LATHAM & WATKINS
 HEALTH CARE PROPERTY INVESTORS, INC.             33 WEST 5TH STREET, SUITE 4000
   4675 MACARTHUR COURT, 9TH FLOOR                LOS ANGELES, CALIFORNIA 90071
   NEWPORT BEACH, CALIFORNIA 92660                        (213) 485-1234
            (949) 221-0600
--------------------------------------------------------------------------------
          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                           -------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                                   PROPOSED
                                                                 PROPOSED          MAXIMUM
                                                  AMOUNT         MAXIMUM          AGGREGATE       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES                 TO BE       OFFERING PRICE       OFFERING      REGISTRATION
      TO BE REGISTERED                         REGISTERED(2)   PER SHARE(3)        PRICE(4)          FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 Par Value (1).......         951,159         $29.4046       $27,968,462.62    $7,775.23
=============================================================================================================

(1) Includes rights to acquire common stock of Health Care Property Investors, Inc. ("HCPI"). Those rights are associated with and trade with the shares of common stock, par value $1.00 per share, of HCPI ("Common Stock"). The value, if any, attributable to these rights is reflected in the market price of HCPI common stock.

(2) 951,159 shares of Common Stock issuable pursuant to various stock option plans of American Health Properties, Inc., ("AHP") which plans are being assumed by HCPI in connection with the merger of AHP with and into HCPI (the "Merger"), are being newly registered hereunder. The number of shares issuable pursuant to such plans has been calculated pursuant to the exchange ratio (0.78) used in connection with the Merger. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares registered hereunder includes an indeterminate number of shares of Common Stock that may be issued in accordance with the provisions of such plans in connection with any anti-dilution provisions or in the event of any change in the outstanding shares of Common Stock, including a stock dividend or stock split.

(3) Pursuant to Rule 457 of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the weighted average exercise price per share ($29.4046) of outstanding options for 951,159 shares granted under the Plans. The weighted average exercise price per share has been calculated in accordance with the exchange ratio (0.78) used in connection with the Merger.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

         PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF
   THIS REGISTRATION STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

================================================================================

                                     PART I

ITEM 1. PLAN INFORMATION

        Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Not required to be filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed with the Securities and Exchange Commission pursuant to Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

        (a) Our Annual Report on Form 10-K for the year ended December 31, 1998;

        (b) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

        (c) Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999;

        (d) Our Current Reports on Form 8-K and Form 8-K/A dated August 4, 1999, May 3, 1999, and January 7, 1999; and

        (e) The description of our Common Stock contained in our Registration Statement on Form 10 dated May 7, 1985, including amendments dated May 20, 1985, May 23, 1985, and July 17, 1985.

        All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement (other than these portions of such documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the Commission). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of the shares of Common Stock registered hereby has been passed upon for HCPI by Ballard Spahr Andrews & Ingersoll, LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our charter (the "Charter") limits the liability of our directors and officers to us and our stockholders to the fullest extent permitted by the laws of the State of Maryland. The Maryland General Corporation Law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors or officers action, or failure to act, was a result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The provisions of the Charter do not limit our ability or that of our stockholders to obtain other relief, such as injunction or rescission.

        Article X of our Second Amended and Restated Bylaws (the "Bylaws") provides that we shall indemnify and hold harmless, in the manner and to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in our right, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was our director or officer, or, as our director or officer, is or was serving at our request as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust, benefit plan or other enterprise. To the fullest extent permitted by law, such indemnification shall include expenses (including attorneys' fees), judgment, fines and amounts paid in settlement and any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland General Corporation Law requires a corporation, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by such corporation as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

        Article X of the Bylaws further provides that we may, with the approval of our board, provide such indemnification and advancement of expenses as set forth in the above paragraph to our agents and employees.

        Section 2-418 of the Maryland General Corporation Law requires a corporation, unless its charter provides otherwise, which the Charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

      Exhibit
      Number                           Description
      -------                          -----------
        4.1 Articles of Amendment and Restatement of Health Care Property Investors, Inc. (incorporated by reference to Exhibit 4.1 to Health Care Property Investors, Inc.'s, Amendment No. 2 to the Registration Statement on Form S-3 dated January 31, 1990).

        4.2 Second Amended and Restated Bylaws of Health Care Property Investors, Inc. (incorporated herein by reference to Exhibit 3.2 of Health Care Property Investors, Inc.'s Quarterly Report on Form 10-Q for the period ended March 31, 1999).

        4.3 Rights Agreement, dated as of July 5, 1990, between Health Care Property Investors, Inc. and Manufacturers Hanover Trust Company of California, as Rights Agent (incorporated herein by reference to Exhibit 1 to Health Care Property Investors, Inc.'s Registration Statement on Form 8-A filed on July 17, 1990).

      Exhibit
      Number                              Description
      -------                             -----------
        4.4 American Health Properties, Inc. 1994 Stock Incentive Plan (incorporated by reference to Appendix A to American Health Properties, Inc.'s Proxy Statement for its 1994 Annual Meeting of Shareholders filed on April 8, 1994).

        4.5 American Health Properties, Inc. 1990 Stock Incentive Plan (incorporated by reference to Exhibit B to American Health Properties, Inc.'s Proxy Statement for its 1990 Annual Meeting of Shareholders filed on May 7, 1990).

        4.6 American Health Properties, Inc. Nonqualified Stock Option Plan for Nonemployee Directors (incorporated by reference to Appendix B to American Health Properties, Inc.'s Proxy Statement for its 1994 Annual Meeting of Shareholders filed on April 8, 1994).

        4.7 American Health Properties, Inc. 1988 Stock Option Plan (incorporated by reference to Exhibit 28 to American Health Properties, Inc.'s Registration Statement Form S-8 (No. 33-025781) filed on November 28, 1988).

       +5.1     Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

      +23.1     Consent of Arthur Andersen LLP.

      +23.2     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                Exhibit 5.1).

      +24.1 Power of Attorney with respect to Health Care Property Investors, Inc. (included on the signature page of this Registration Statement).

-------------
+ Filed herewith.

ITEM 9. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on November 3, 1999.


                                        HEALTH CARE PROPERTY INVESTORS, INC.


                                        By: /s/ KENNETH B. ROATH
                                            ------------------------------------
                                            Name:  Kenneth B. Roath
                                            Title: Chairman, President and Chief
                                                   Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Kenneth B. Roath, James G. Reynolds and Edward J. Henning, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                                 Title                                    Date
        ---------                                 -----                                    ----
/s/ KENNETH B. ROATH                 Chairman, President, Chief Executive             November 3, 1999
----------------------------         Officer and Director (Principal Executive
    Kenneth B. Roath                 Officer)


/s/ JAMES G. REYNOLDS                Chief Financial Officer (Principal               November 3, 1999
----------------------------         Financial Officer)
    James G. Reynolds


/s/ DEVASIS GHOSE                    Senior Vice President and Treasurer              November 3, 1999
----------------------------         (Principal Accounting Officer)
    Devasis Ghose


/s/ PAUL V. COLONY                            Director                                November 3, 1999
----------------------------
    Paul V. Colony


/s/ ROBERT R. FANNING, JR.                    Director                                November 3, 1999
----------------------------
    Robert R. Fanning, Jr.


/s/ MICHAEL D. McKEE                          Director                                November 3, 1999
----------------------------
    Michael D. McKee


/s/ ORVILLE E. MELBY                          Director                                November 3, 1999
----------------------------
    Orville E. Melby


/s/ HAROLD M. MESSMER, JR.                    Director                                November 3, 1999
----------------------------
    Harold M. Messmer, Jr.


/s/ PETER L. RHEIN                            Director                                November 3, 1999
----------------------------
    Peter L. Rhein

                                     INDEX TO EXHIBITS


      EXHIBIT
      NUMBER                           DESCRIPTION                                   PAGE
      -------                          -----------                                   ----
        4.1     Articles of Amendment and Restatement of Health Care Property
                Investors, Inc. (incorporated by reference to Exhibit 4.1 to
                Health Care Property Investors, Inc.'s, Amendment No. 2 to the
                Registration Statement on Form S-3 dated January 31, 1990).

        4.2     Second Amended and Restated Bylaws of Health Care Property
                Investors, Inc. (incorporated herein by reference to Exhibit 3.2 of Health Care Property Investors, Inc.'s Quarterly Report on
                Form 10-Q for the period ended March 31, 1999).

        4.3     Rights Agreement, dated as of July 5, 1990, between Health Care
                Property Investors, Inc. and Manufacturers Hanover Trust Company of California, as Rights Agent (incorporated herein by reference to Exhibit 1 to Health Care Property Investors, Inc.'s
                Registration Statement on Form 8-A filed on July 17, 1990).

        4.4     American Health Properties, Inc. 1994 Stock Incentive Plan
                (incorporated by reference to Appendix A to American Health
                Properties, Inc.'s Proxy Statement for its 1994 Annual Meeting of Shareholders filed on April 8, 1994).

        4.5     American Health Properties, Inc. 1990 Stock Incentive Plan
                (incorporated by reference to Exhibit B to American Health
                Properties, Inc.'s Proxy Statement for its 1990 Annual Meeting of Shareholders filed on May 7, 1990).

        4.6 American Health Properties, Inc. Nonqualified Stock Option Plan for Nonemployee Directors (incorporated by reference to Appendix
                B to American Health Properties, Inc.'s Proxy Statement for its
                1994 Annual Meeting of Shareholders filed on April 8, 1994).

        4.7     American Health Properties, Inc. 1988 Stock Option Plan
                (incorporated by reference to Exhibit 28 to American Health
                Properties, Inc.'s Registration Statement Form S-8 (No.
                33-025781) filed on November 28, 1988).

       +5.1     Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

      +23.1     Consent of Arthur Andersen LLP.

      +23.2     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                Exhibit 5.1).

      +24.1     Power of Attorney with respect to Health Care Property
                Investors, Inc. (included on the signature page of this Registration Statement).

-------------
+ Filed herewith.